SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) August 30, 1999


                           PrintOnTheNet.com, Inc.
          (Exact name of registrant as specified in its charter)


                                 Delaware
              (State or other jurisdiction of incorporation)


             000-14614                              59-1270754
   (Commission File Number)              (IRS Employer Identification No.)


                           PrintOnTheNet.com, Inc.
                            7700 N.W. 37th Avenue
                            Miami, Florida  30076
            (Address of principal executive office)  (Zip Code)



Registrant's telephone number, including area code:     (305) 691-2800

Item 2.  Acquisition or Disposition of Assets.

     On August 30, 1999, PrintOnTheNet.com, Inc. completed the acquisition of two South Florida printing companies: Bailey's
Printing Plus, Inc. and Ivan's Quik Print, Inc.

Bailey's Printing Plus, Inc. was acquired for $175,000. Of that, $25,000 was paid in cash. The remaining portion of the purchase price was paid by delivery of shares of the Registrant's common stock having a value equal to $150,000.

Ivan's Quik Print, Inc. was acquired for $90,000.  Of that,
$15,000 was paid in cash. The remaining portion of the purchase price was paid by delivery of shares of the Registrant's common stock having a value equal to $75,000.


Item 7.  Financial Statements and Exhibits.

              (a)    Financial Statements:  Not applicable.

              (b)    Pro Forma Financial Information: Not applicable.

              (c)    Exhibits:

                     99.1 Press Release issued by the Registrant on August 30, 1999.


                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PrintOnTheNet.Com, Inc.


Date:  September 13, 1999.       By:  /s/ Benjamin Rogatinsky
                                    Benjamin Rogatinsky, Chairman
                                    and Chief Executive Officer

                                                   Exhibit 99.1


MIAMI--(BUSINESS WIRE)--Aug. 30, 1999--PrintOnTheNet.com, a
Florida-based online printing company, today announced the acquisition of two South Florida print companies: Bailey's
Printing Plus and Ivan's Quick Print.

The acquisitions were completed with a combination of cash and PrintOnTheNet.com stock, and are expected to bring the company approximately $1 million in annual sales.

"These acquisitions are in line with our aggressive strategy designed to grow revenues and solidify PrintOnTheNet.com's position as the leader in the on-line printing industry, said Ben Rogatinsky, Chairman and Chief Executive Officer of PrintOnTheNet.com. "We plan to continue acquiring traditional printing companies like Bailey's Printing Plus and Ivan's Quick Print, consolidate their production into our centralized facilities and convert their existing clients to PrintOnTheNet.com's on-line community."

PrintOnTheNet.com, also launched a fully interactive secure shopping site today, through which individuals and companies of all sizes are able to design and order their printed materials via the World Wide Web. PrintOnTheNet.com intends to cater its web site to consumers and businesses throughout the world with a primary focus on "business-to-business" e-commerce.

Rogatinsky added, "We believe PrintOnTheNet.com's innovative printing solutions will revolutionize the industry by providing printing at lower costs and with faster turnaround than those of standard printers."

PrintOnTheNet.com is one of the first in the industry to use "What You See Is What You Get" Inteligraphic(TM) technology and the first online printing company to be awarded the IBM e-Business Mark. The IBM e-Business Mark recognizes companies that have brought a significant business process to the Web. For more information, visit www.PrintOnTheNet.com.

Forward looking statements in this release, including statements regarding PrintOnTheNet.com's future operations are based on information available to the company as of the date hereof and involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ are delays or failures in product development, competitive pressures, general economic conditions and the success of e-commerce generally.